Exhibit 10.14

                               TERM LOAN AGREEMENT

This Term Loan agreement (this "Agreement") is made this 24th day of March, 2005 by and between

Tianyuan Capital Development Company Limited (hereinafter referred to as the "Lender"), a company incorporated and registered in British Virgin Islands or B.V.I.;

And

Tianshi International Holding Corp., (hereinafter referred to as the "Borrower"), a company incorporated and registered in British Virgin Islands or B.V.I.;

WHEREAS the Borrower wishes to borrow and the Lender agrees to lend the fund of US$300,000; and

THEREFOR the parties have hereby agreed as follows:

ARTICLE 1   TERM LOAN

The Lender agrees on the terms and conditions hereinafter set forth, to make a loan to the Borrower on date this Agreement in the amount of U.S. dollar three hundred thousand (US$300,000) (hereinafter referred to as the "Loan") only.

ARTICLE 2   INTEREST

The parties agree that the Borrower shall not pay any interest to the Lender due to the short term of the loan for only three months.

ARTICLE 3   TERM AND REPAYMENT

The term of this Agreement is three months, commencing on March 25, 2005 and expiring on June 25, 2005.

The Borrower shall repay the total Loan of US$300,000 in lawful money of the United States on or before June 25, 2005 without interest.

ARTICLE 4   USE OF PROCEEDS

The proceeds of the Loan hereunder shall be used for daily operational expenses of the Borrower.

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ARTICLE 5   LEGALLY ENFORCEABLE AGREEMENT

This Agreement is legal, valid and binding obligations of the Borrower in accordance with its terms and conditions hereof except to the extent that such enforcement may be limited by applicable bankruptcy or insolvency.

ARTICLE 6   COMPLIANCE WITH LAWS

The Borrower will comply in all respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitations, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property.

ARTICLE 7   RIGHT OF INSPECTION

At any reasonable time and from time to time, the Borrower will permit the Lender or any agent or representative of the Lender to examine and make copies of and abstracts from the records and books of account of, and visit the properties of the Borrower, and to discuss the affairs, finance, and accounts of the Borrower.

ARTICLE 8   NOTICE OF DEFAULTS AND EVENTS OF DEFAULT

As soon as possible and in any event within five days after the occurrence of each default or event of default the Borrower shall give the Lender a written notice setting forth the details of such default or event of default and the action of remedy is proposed to be taken by the Borrower.

ARTICLE 9   SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of the Lender.

ARTICLE 10  GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the People's Republic of China.

ARTICLE 11  DISPUTE RESOLUTION

The Parties shall settle all disputes arising from the interpretation, performance, dissolution or termination of this Agreement or in connection with this Agreement through friendly consultation

In case no settlement can be reached, either party shall have the right to submit the dispute to China International Economic and Trade Arbitration Commission for arbitration, which shall be conducted at Beijing in accordance with the Commission's arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties. In the course of settling disputes, the Contract shall be continuously executed by both parties except for the part, which is under arbitration.

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ARTICLE 12  SEVERABILITY OF PROVISIONS

In the case where any of the provisions of this Agreement is construed by a court with competent jurisdiction unenforceable or invalid, the unenforceability or invalidity is only to apply to the relevant provisions and shall not affect the remainder of this Agreement. This Agreement shall continue to be binding upon the parties as if without the provision in question.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereto duly authorized, as of the date first written above.

TIANSHI INTERNATIONAL HOLDINGS GROUP LTD.


By      /s/ Li Jinyuan
        ------------------------------
[Name]  Li, Jinyuan
[Title] President

TINA YUAN CAPITAL DEVELOPMENT CO. LTD.


By      /s/ Cai Wang
        ------------------------------
[Name]  Cai Wang
[Title] Vice President